UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
Issuance of 5.750% Senior Notes due 2033
On October 9, 2025, Clean Harbors, Inc. (the “Company”), issued $745.0 million aggregate principal amount of 5.750% senior notes due 2033 (the “Notes”).
The Company used a portion of the net proceeds from the offering of Notes and $1,260.0 million in borrowings under the Amended Credit Agreement (defined below) to refinance all of the approximately $1,457.3 million aggregate principal amount of secured senior term loans that were outstanding under the Company’s previously existing term loan credit facility, and accrued and unpaid interest thereon, and to pay related fees and expenses. The Company intends to use the remainder of the net proceeds from the offering of Notes, together with cash on hand, to redeem all of the $545.0 million aggregate principal amount of its outstanding 4.875% senior notes due 2027 (the “2027 Notes”) on October 31, 2025.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to purchase, a solicitation of an offer to sell, or notice of redemption with respect to the 2027 Notes.
Indenture
The Notes were issued under an Indenture, dated October 9, 2025 (the “Indenture”), among the Company, substantially all of the Company’s domestic subsidiaries, as guarantors, and U.S. Bank Trust Company, National Association, as trustee.
The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest on the Notes is payable semi-annually, in arrears, on April 15 and October 15 of each year, commencing on April 15, 2026, at a rate of 5.750% per annum, until their maturity date of October 15, 2033. The Indenture contains covenants that restrict the Company’s ability and the ability of its restricted subsidiaries to, among other things:
•incur additional indebtedness or issue certain preferred stock;
•pay dividends, redeem stock or make other distributions;
•make other restricted payments or investments;
•create liens on assets;
•transfer or sell assets;
•create restrictions on payment of dividends or other amounts to the Company from its restricted subsidiaries;
•engage in mergers, consolidations or amalgamations;
•engage in certain transactions with affiliates; and
•designate the Company’s subsidiaries as unrestricted subsidiaries.
These covenants are subject to a number of important limitations, qualifications and exceptions. In addition, certain of these covenants, including the limitation on indebtedness, will cease to apply to the Notes for so long as the Notes have investment grade ratings from any two of the prescribed rating agencies.
If a change of control triggering event (as defined in the Indenture) occurs, the Company may be required to offer the holders of the Notes an opportunity to sell all or part of their Notes at a purchase price of 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. In addition, if the Company sells assets under certain circumstances, the Company may be required to make an offer to purchase a portion of the Notes.
At any time prior to October 15, 2028, the Company may on one or more occasions redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after October 15, 2028, the Company may on one or more occasions redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to October 15, 2028, the Company may on one or more occasions redeem up to 40% of the aggregate principal amount of the Notes with an amount equal to or less than the net cash proceeds received by the Company from certain equity offerings at a redemption price equal to 105.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; certain events of bankruptcy or insolvency; the failure to pay final judgments in excess of certain amounts of money against the Company and its significant subsidiaries; and the failure of certain guarantees to be enforceable (other than in accordance with the terms of the Indenture).
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Indenture and the Form of Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Amended Credit Agreement
On October 9, 2025, the Company and substantially all of the Company’s domestic subsidiaries as guarantors entered into an amendment and restatement agreement with Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (the “Agent”), and the lenders party thereto, which amended and restated the credit agreement, dated as of June 30, 2017, (as previously amended, the “Prior Credit Agreement” and as so amended and restated, the “Amended Credit Agreement”), among the Company, the Agent, the guarantors party thereto and the lenders party thereto.
The Amended Credit Agreement provides for a new tranche of refinancing term loans (the “New Term Loans”) in an aggregate principal amount equal to $1,260,000,000, the proceeds of which were used, along with certain proceeds of the Notes and cash on hand, to refinance in full all existing term loans outstanding under the Prior Credit Agreement immediately prior to closing of the Amended Credit Agreement. The New Term Loans mature on October 9, 2032 (which may change subject to certain conditions), and may be prepaid at any time without premium or penalty (other than customary breakage costs with respect to Term SOFR-based loans), except if the Company engages in certain repricing transactions before April 9, 2026, in which event a 1.0% prepayment premium would be due. The Company’s obligations under the Amended Credit Agreement with respect to the New Term Loans are guaranteed by substantially all of the Company’s domestic restricted subsidiaries and secured by liens on substantially all of the assets of the Company and the guarantors.
The New Term Loans bear interest at a rate of, at the Company’s option, either (i) “Term SOFR” (as defined in the Amended Credit Agreement, based primarily upon the secured overnight financing rate administered by the Federal Reserve Bank of New York (“SOFR”)), plus 1.50% per annum, or (ii) the U.S. Base Rate (as defined in the Amended Credit Agreement), plus 0.50% per annum.
The Amended Credit Agreement contains representations and warranties, affirmative and negative covenants, and events of default, which the Company believes are usual and customary for an agreement of this type. Such covenants restrict the Company’s ability, among other matters, to incur debt, create liens on the Company’s assets, make restricted payments or investments or enter into transactions with affiliates.
The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K under the headings “Indenture” and “Amended Credit Agreement” is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated October 9, 2025, among Clean Harbors, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent
4.2	Form of Note (included in Exhibit 4.1)
10.1
Amendment and Restatement Agreement, dated October 9, 2025, by and among financial institutions party thereto, as lenders, Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent, Clean Harbors, Inc., as borrower, and the guarantors from time to time party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

October 10, 2025	/s/ Eric J. Dugas
Executive Vice President and Chief Financial Officer

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